Exhibit 1.1
NOTE PURCHASE AGREEMENT

October 7, 2016
Credit Suisse Securities (USA) LLC,
as the Initial Purchaser
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:
SECTION 1.Introductory. Conn Appliances Receivables Funding, LLC (the “Depositor”) proposes to sell to you as initial purchaser (the “Initial Purchaser”) $70,510,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class C, Series 2016-A (the “Purchased Notes”) issued by Conn’s Receivables Funding 2016-A, LLC (the “Issuer”) on March 17, 2016 (the “Initial Closing Date”). On the Initial Closing Date, the Issuer also sold $432,030,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class A, Series 2016-A (the “Class A Notes”) and $70,510,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class B, Series 2016-A (the “Class B Notes” and, together with the Class A Notes, the “Previously Purchased Notes”). The Purchased Notes, the Previously Purchased Notes and the Asset Backed Class R Notes, Series 2016-A (the “Class R Notes” and, collectively with the Purchased Notes and the Previously Purchased Notes, the “Notes”) were issued pursuant to a Base Indenture, dated as of the Initial Closing Date (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of the Initial Closing Date (the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), each between the Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”). The Purchased Notes and the Class R Notes were retained by the Depositor on the Initial Closing Date. The Purchased Notes are being sold herein and the Class R Notes are still retained by the Depositor as of the date hereof.
The Notes are secured by the assets of the Issuer, which consists primarily of a certificate (the “Receivables Trust Certificate”) representing a 100% interest in the Conn’s Receivables 2016-A Trust (the “Receivables Trust”). The Receivables Trust Certificate was issued pursuant to, and the Receivables Trust is governed by, the terms of an Amended and Restated Trust Agreement, dated as of March 17, 2016 (the “Trust Agreement”) between the Depositor and Wilmington Trust, National Association (the “Receivables Trust Trustee”). The assets of the Receivables Trust consist primarily of certain retail installment sales contracts (the “Receivables”) made to finance customer purchases of Merchandise from Conn Appliances, Inc. (“Conn Appliances”), which were previously conveyed to Conn Credit I, L.P. (the “Seller”) and certain related rights. The Receivables Trust Certificate was sold to the Issuer pursuant to the terms of a Purchase and Sale Agreement, dated as of March 17, 2016 (the “Purchase and Sale Agreement”), between the Depositor and the Issuer.

The Receivables were sold (i) by the Seller to the Depositor pursuant to a Receivables Purchase Agreement, dated as of March 17, 2016 (the “First Receivables Purchase Agreement”), between the Seller and the Depositor, and (ii) by the Depositor to the Receivables Trust pursuant to a Receivables Purchase Agreement, dated as of March 17, 2016 (the “Second Receivables Purchase Agreement”), between the Depositor and the Receivables Trust. The Receivables are serviced for the Receivables Trust by Conn Appliances pursuant to the terms of a Servicing Agreement, dated as of March 17, 2016 (the “Servicing Agreement”), among the Issuer, the Receivables Trust, the Trustee and Conn Appliances, as servicer (in such capacity, the “Servicer”). Systems & Services Technologies, Inc. (“SST”) acts as the back-up servicer of the Receivables pursuant to the terms of a Back-Up Servicing Agreement, dated as of March 17, 2016 (the “Back-Up Servicing Agreement”), among the Receivables Trust, the Servicer, the Issuer, the Trustee and SST, as back-up servicer (in such capacity, the “Back-Up Servicer”).
In connection with the issuance of the Notes, the Conn’s Receivables 2015-A Trust, the Receivables Trust, Conn Appliances, Conn Credit Corporation, Inc. and the Seller entered into an Intercreditor Agreement, dated as of March 17, 2016 (as amended, the “Intercreditor Agreement”), with Bank of America, N.A., as collateral agent, providing for the release of certain of the Receivables from the lien of an existing financing arrangement and related matters.
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture. The Initial Purchaser, the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. hereby agree that the “Closing Date” for the Class C Notes shall be October 12, 2016, at 11:00 a.m. New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Initial Purchaser and the Depositor).
The terms of the Purchased Notes are set forth in the Offering Memorandum.
Pursuant to this Note Purchase Agreement (this “Agreement”), and subject to the terms hereof, the Issuer agrees to sell the Purchased Notes to the Initial Purchaser. Any sale of the Purchased Notes will be made without registration of the Purchased Notes under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.
For purposes of this Agreement, the Indenture, the Notes, the Trust Agreement, the Purchase and Sale Agreement, the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement, the Servicing Agreement, the Back-Up Servicing Agreement, the Intercreditor Agreement and this Agreement are collectively referred to herein as the “Transaction Documents”.
On March 11, 2016, the Issuer prepared an offering memorandum (the “Initial Offering Memorandum”) for the issuance and sale of the Previously Purchased Notes. Prior to 2:06 p.m. New York City time on October 7, 2016 (i.e., the date and time the first Contract of Sale (as defined below) for the Purchased Notes (the “Time of Sale”) was entered into, as designated by the Initial Purchaser), the Issuer had prepared the amended and restated Offering Memorandum, dated October 6, 2016 (the “Offering Memorandum”). The Offering Memorandum shall constitute the “Time of Sale Information” for purposes hereof. Any reference in this Agreement to the Offering Memorandum will be deemed to refer to and include the Servicer Reports attached thereto, any exhibits thereto and any documents incorporated by reference therein as of the date of the Offering Memorandum.
If, subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information, taken as a whole, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Initial Purchaser terminates its existing Contracts of Sale and enters into new Contracts of Sale with investors in the Purchased Notes, then the “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contracts of Sale, including in an amended Offering Memorandum approved by the Issuer and the Initial Purchaser that corrects such material misstatements or omissions, and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
Each of the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. hereby confirms that it has authorized the use of the Offering Memorandum and the other Time of Sale Information, if any, in connection with the offering and resale of the Purchased Notes by the Initial Purchaser in accordance with the terms hereof.
The Initial Purchaser, the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. understand that the Purchased Notes have not been and will not be registered under the Securities Act in reliance on certain exemptions from the registration requirements thereof. The Purchased Notes are represented by one or more global notes in fully registered form without coupons.
SECTION 2.    Representations and Warranties.
(a)Each of the Issuer, the Depositor and Conn Appliances jointly and severally represents and warrants to the Initial Purchaser, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    The Offering Memorandum, as of its date does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Offering Memorandum based upon Initial Purchaser Information (as defined in Section 9(b) hereof).
(ii)    The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Time of Sale Information based upon Initial Purchaser Information (as defined in Section 9(b) hereof).
(iii)    Other than the Initial Offering Memorandum, the Offering Memorandum and any other Time of Sale Information, the Issuer, the Depositor, Conn Appliances and

Conn’s, Inc. (including their respective agents) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Purchased Notes.
(iv)    Each of the Issuer’s and the Seller’s representations and warranties in the Transaction Documents will be true and correct.
(v)    When sold to the Initial Purchaser pursuant to this Agreement, the Purchased Notes will conform in all material respects to the descriptions thereof contained in the Offering Memorandum and any other Time of Sale Information, and will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity, and will be validly issued and entitled to the benefits and security afforded by the Indenture. As of the Initial Closing Date, the Issuer’s pledge of the Receivables Trust Estate to the Trustee pursuant to the Indenture vested in the Trustee, for the benefit of the Noteholders, a perfected security interest therein remaining in effect today, subject to no prior lien, security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.
(vi)    It acknowledges that in connection with the offering of the Purchased Notes: (1) the Initial Purchaser has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. or any other person or entity, (2) the Initial Purchaser owes the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. only those duties and obligations set forth in this Agreement and (3) the Initial Purchaser may have interests that differ from those of the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. and their affiliates. It waives to the fullest extent permitted by applicable law any claims it may have against the Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Purchased Notes.
(vii)    As of the Closing Date, the Transaction Documents will conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum, in each case as then amended and supplemented.
(viii)    None of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or any of their respective affiliates, as defined in Rule 501(b) of Regulation D under the Securities Act (any such affiliates being hereinafter referred to as the “Affiliates”), or any Person acting on behalf of any of them (any such Persons, other than the Initial Purchaser, the “Agents”), directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the Securities Act.
(ix)    None of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or any of their respective Affiliates or any of their respective Agents has taken or will take any action which would subject the offer, issuance, sale, resale or delivery of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities laws of any applicable jurisdiction.
(x)    The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
(xi)    None of the Issuer, the Depositor or Conn Appliances has received an order from the Securities and Exchange Commission (the “Commission”), any State securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes and, to the best knowledge of the Issuer, the Depositor and Conn Appliances, no such order has been issued and no proceedings for that purpose have been instituted.
(xii)    Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Purchased Notes to the Initial Purchaser and to each subsequent purchaser from the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Purchased Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
(xiii)    Neither it nor any Affiliate has, directly or indirectly, sold, offered for sale or solicited offers to buy any security (as defined in the Securities Act) the offering of which security would be integrated with the sale of the Purchased Notes in any manner which would require the registration of the Purchased Notes under the Securities Act, nor will it authorize any person to act in such a manner.
(xiv)    The Issuer is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer does not constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly known as the “Volcker Rule”).
(xv)    It has not engaged any third-party due diligence services providers to provide any “due diligence services” (as defined in Rule 17g-10(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Ernst & Young LLP, who has delivered the Report of Independent Accountants on Applying Agreed-Upon Procedures, dated February 23, 2016 (the “Report”), and the only report generated as a result of such engagement is the Report. A copy of the Form ABS-15G furnished on EDGAR with respect to the Report (the “Form ABS-15G”) was provided to the Initial Purchaser at least two business days prior to the furnishing of the Form ABS-15G on EDGAR. The Report is, as amongst the parties to this Agreement, deemed to have been obtained by Conn Appliances and the Depositor pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act.

(xvi)    It has timely complied with Rule 15Ga-2 under the Exchange Act.
(b)The Depositor represents and warrants to the Initial Purchaser, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    Each of the Depositor’s representations and warranties in the Transaction Documents will be true and correct in all material respects, except for any such representation and warranty that is qualified by materiality, which shall be true and correct.
(ii)    The execution, delivery and performance by the Depositor of this Agreement, and each other Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Depositor. Neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the limited liability company agreement or certificate of formation of the Depositor, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Depositor is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
(iii)    The Depositor has duly executed and delivered this Agreement and, as of the Initial Closing Date, duly executed and delivered each other Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Depositor is a party constitute the legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.
(iv)    Neither the Depositor nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will the Depositor act, nor has it authorized nor will it authorize any person to act, in such manner.
(v)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Depositor, threatened against the Issuer or the Depositor before or by any court, governmental authority, arbitrator or other tribunal that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the sale of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Issuer or the Depositor of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, (iv) relate to the Issuer or the Depositor that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (v) could reasonably be expected to have a material adverse effect on the Noteholders.
(vi)    Since July 31, 2016, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.
(vii)    The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Receivables Trust Estate.
(c)Conn Appliances represents and warrants to the Initial Purchaser, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    Each of Conn Appliances’ representations and warranties in the Transaction Documents (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) will be true and correct in all material respects, except for any such representation and warranty that is qualified by materiality, which shall be true and correct.
(ii)    The execution, delivery and performance by Conn Appliances of this Agreement, and each other Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Conn Appliances. Neither the execution and delivery by Conn Appliances of such instruments, nor the performance by Conn Appliances of the transactions herein or therein contemplated, nor the compliance by Conn Appliances with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the articles of incorporation or the bylaws of Conn Appliances, (ii)

result in a material conflict with any of the provisions of any judgment, decree or order binding on Conn Appliances or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which Conn Appliances is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of Conn Appliances’ property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
(iii)    Conn Appliances has duly executed and delivered this Agreement and, as of the Initial Closing Date, duly executed and delivered each other Transaction Document to which it is a party. This Agreement and each other Transaction Document to which Conn Appliances is a party constitute the legal, valid and binding obligation of Conn Appliances, enforceable against Conn Appliances in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.
(iv)    Neither Conn Appliances nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will Conn Appliances act, nor has it authorized nor will it authorize any person to act, in such manner.
(v)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of Conn Appliances, threatened against the Issuer, the Depositor, Conn Appliances, the Seller, Conn’s, Inc. or any of their Affiliates before or by any court, governmental authority, arbitrator or other tribunal that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the sale of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Issuer, the Depositor, Conn Appliances, the Seller or Conn’s, Inc. of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, (iv) relate to the Issuer, the Depositor, Conn Appliances, the Seller or Conn’s, Inc. that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (v) could reasonably be expected to have a material adverse effect on the Noteholders.

(vi)    Since July 31, 2016, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of Conn Appliances and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.
(vii)    Conn Appliances is a corporation validly existing and in good standing under the laws of the State of Texas and has, in all material respects, all power and authority to carry on its business as it is now conducted. Conn Appliances has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Conn Appliances to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Receivables Trust Estate.
(viii)    Prior to the Initial Closing Date, Conn Appliances provided a written representation (the “Rule 17g-5 Representation”) to each nationally recognized statistical rating organization hired to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Initial Purchaser. Conn Appliances has complied and will comply, and has caused and will cause the Depositor to comply, in all material respects, with the Rule 17g-5 Representation, other than any breach of the Rule 17g-5 Representation arising from a breach by the Initial Purchaser of the representation, warranty and covenant set forth in Section 4(e)(iv).
SECTION 3.    Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase, the Purchased Notes at a purchase price equal to $71,752,738.75 and accrued interest of $634,590.00. Delivery of and payment for the Purchased Notes shall be made at the New York offices of Mayer Brown LLP, at 10:00 a.m. (New York City time) on the Closing Date. Delivery of global notes representing the Purchased Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Purchased Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Purchased Notes will be available only under limited circumstances set forth in the Indenture.
SECTION 4.    Offering by Initial Purchaser.
(a)    The Initial Purchaser acknowledges that the Purchased Notes have not been and will not be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. The Initial Purchaser represents and warrants to the Issuer, the Depositor, Conn Appliances and Conn’s, Inc., that it will make offers of the Purchased Notes solely to persons that it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act.
(b)    Subject to the satisfaction of the conditions in Section 7, the Initial Purchaser shall purchase the Purchased Notes for resale upon the terms and conditions set forth in the Offering Memorandum.
(c)    The Initial Purchaser agrees that:
(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), received by it in connection with the issue or sale of any Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;
(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom; and
(iii)    in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Purchased Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Purchased Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Member State at the Relevant Implementation Date, make an offer of Purchased Notes to the public in that Relevant Member State at any time; (1) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (2) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive); or (3) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Purchased Notes referred to in (1), (2) or (3) above shall require the Issuer, the Seller, the Depositor or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For purposes of this Section 4(c), the expression an “offer of Purchased Notes to the public” in relation to any Purchased Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe the Purchased Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive

2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.
(d)    Prior to the Closing Date, the Initial Purchaser shall notify the Issuer, the Depositor and Conn Appliances of the Time of Sale to which the related Time of Sale Information relates.
(e)    The Initial Purchaser represents and agrees that:
(i)    it did not enter into any Contract of Sale for any Purchased Notes prior to the Time of Sale;
(ii)    it will, at any time that the Initial Purchaser is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Purchased Notes, deliver to each investor to whom Purchased Notes are sold by it, the Offering Memorandum;
(iii)    prior to the later of (x) the Closing Date and (y) the completion of the distribution of the Purchased Notes, it has not and shall not distribute any offering material in connection with the offering of the Purchased Notes other than the Initial Offering Memorandum, the Offering Memorandum and any other Time of Sale Information and any information required to be provided under Rule 144A(d)(4) under the Securities Act;
(iv)    it has not engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transactions contemplated by this Agreement, it being understood Ernst & Young LLP has been engaged by the Depositor for the purpose of providing certain letters; and
(v)    it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization without giving prior notice to Conn Appliances of such communication. For purposes of this Section 4(e)(v), “Rating Information” means any information provided to a Hired NRSRO for the purpose of (A) determining the initial credit rating for the Purchased Notes, including information about the characteristics of the Receivables, related property and the legal structure of the Purchased Notes, and (B) undertaking credit rating surveillance on the Purchased Notes, including information about the characteristics and performance of the Receivables and related property.
(f)    If any of the Depositor, Conn Appliances, the Issuer or the Initial Purchaser determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Offering Memorandum) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Depositor, Conn Appliances, the Issuer or the Initial Purchaser contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, then the Depositor, Conn Appliances or the Issuer may prepare corrective information, with notice to the other parties and the Initial Purchaser, and the Initial Purchaser shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:
(i)    adequate disclosure of the contractual arrangement;
(ii)    adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
(iii)    adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
(iv)    a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
(g)    The Initial Purchaser represents and agrees that:
(i)    it is a QIB;
(ii)    it acknowledges that purchases and resales of the Purchased Notes are restricted as described under “Transfer Restrictions” in the Offering Memorandum, and it covenants that it will not sell the Purchased Notes other than in compliance with such transfer restrictions or sell the Purchased Notes other than in compliance with the transfer restrictions in the Indenture; and
(iii)    it understands that no action has been or will be taken by the Depositor, Conn Appliances or the Issuer that would permit a public offering of the Purchased Notes, or possession or distribution of the Offering Memorandum, any other Time of Sale Information or any other offering or publicity material relating to the Purchased Notes, in any country or jurisdiction where action for that purpose is required.
SECTION 5.    Covenants of the Depositor, Conn Appliances and the Issuer. Each of the Depositor, Conn Appliances and the Issuer jointly and severally covenants and agrees with the Initial Purchaser that:
(a)    It will advise the Initial Purchaser promptly of: (i) any proposal to amend or supplement the Offering Memorandum, and will not affect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, conditioned or delayed, (ii) any amendment or supplement to the Offering Memorandum, and (iii) any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Offering Memorandum, or of any proceedings or examinations that may lead to such an order or communication, by any authority administering any applicable laws, as soon as practicable after it is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.
(b)    If, at any time prior to the completion of the sale of the Purchased Notes by the Initial Purchaser (but in no event later than thirty (30) days after the Closing Date), (i) any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if it is necessary at any time, in the reasonable judgment of the Initial Purchaser or in order to comply with law, to amend or supplement the Offering Memorandum, it (in compliance with subsection (a)) shall notify the Initial Purchaser of such untrue statement or omission, or circumstance, no later than one business day after discovery and it shall promptly prepare and deliver, or cause to be prepared and delivered, in each case at its expense, to the Initial Purchaser an amendment or supplement that will correct such statement or omission, effect such compliance or address such circumstance. Any such delivery shall not operate as a waiver or limitation of any rights of the Initial Purchaser hereunder.
(c)    It (or the Depositor on its behalf) will deliver to the Initial Purchaser, without charge, copies of the Offering Memorandum and all amendments and supplements to such document, in each case as soon as available and in such quantities and to such recipients as the Initial Purchaser shall reasonably request.
(d)    It (or the Depositor on its behalf) will arrange to qualify the Purchased Notes for offer and sale under the applicable laws of such jurisdictions as the Initial Purchaser may reasonably request, and will maintain all such qualifications for so long as required for the distribution of the Purchased Notes and, thereafter, to the extent required by such jurisdictions.
(e)    So long as any of the Notes are outstanding, it (or the Depositor on its behalf) will deliver to the Initial Purchaser (at the sole cost and expense, if any, of the Initial Purchaser) all documents distributed to Noteholders as the Initial Purchaser reasonably may request.
(f)    On or before the Initial Closing Date, Conn Appliances and its applicable Affiliates caused its computer records relating to the Receivables to be marked to show the Receivables Trust’s ownership of the Receivables, and from and after the Initial Closing Date none of the Depositor, Conn Appliances or the Issuer have taken or will take any action inconsistent with the Receivables Trust’s ownership of the Receivables other than as permitted by the Transaction Documents.
(g)    [Reserved].
(h)    Neither it nor any of its Affiliates or Agents will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act. Without limitation of the foregoing, neither it nor any of its Affiliates or Agents will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Purchased Notes in a manner that would require the registration of the Purchased Notes under the Securities Act.
(i)    So long as any of the Purchased Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, it (or the Depositor on its behalf) will, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
(j)    It will comply with the representation made by Conn Appliances to each Hired NRSRO pursuant to paragraph (a)(3)(iii) of Rule 17g-5.
(k)    To the extent that any of the ratings assigned to the Purchased Notes by Fitch are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, Conn Appliances or any Affiliate, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
SECTION 6.    Payment of Expenses. Conn’s, Inc. will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the preparation of and printing of the Offering Memorandum and each amendment or supplement to such materials, and delivery of copies thereof to the Initial Purchaser, (b) the preparation of this Agreement and any other related documentation, (c) the preparation, issuance and delivery of the Purchased Notes to the Initial Purchaser (or any appointed clearing organizations), (d) the fees and disbursements of the Depositor’s, Conn Appliances’ and their applicable Affiliates’ counsel and accountants, (e) the qualification, if any, of the Purchased Notes under applicable laws in accordance with Section 5(d), (f) any fees charged by any rating agencies (including, without limitation, the Hired NRSROs) for the rating (or consideration of the rating) of the Purchased Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, the Financial Industry Regulatory Authority, Inc., DTC, Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V. or any similar organizations, (h) the fees and disbursements of the Trustee and its counsel, (i) the fees and disbursements the Receivables Trust Trustee and its counsel, and (j) the fees of counsel to the Initial Purchaser.
SECTION 7.    Conditions of the Obligations of the Initial Purchaser. The obligation of the Initial Purchaser to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor, Conn Appliances, the Issuer and Conn’s, Inc. of their obligations hereunder, and to the following additional conditions precedent:
(a)    You shall have received from Ernst & Young LLP, independent certified public accountants, the letter with respect to the Offering Memorandum, in form and substance reasonably satisfactory to you and your counsel.

(b)    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. or any of their respective subsidiaries, that, in the reasonable judgment of the Initial Purchaser, is material and adverse and that makes it impracticable to market the Purchased Notes on the terms and in the manner contemplated in the Offering Memorandum.
(c)    You shall have received an opinion of in-house counsel with respect to this Agreement, to the Depositor, Conn Appliances, the Receivables Trust and the Seller addressed to you, the Trustee and the Receivables Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
(d)    Mayer Brown LLP, special counsel to the Depositor, Conn Appliances, the Receivables Trust, the Seller and the Issuer, shall have delivered (i) an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to (A) certain matters related to this Agreement and the Notes, and (B) certain United States federal income tax matters contained in the Offering Memorandum, and (ii) one or more negative assurance letters with respect to the Offering Memorandum in form and substance reasonably satisfactory to the Initial Purchaser dated the Closing Date.
(e)    [Reserved].
(f)    You shall have received certificates dated the Closing Date of authorized officers of the Depositor, Conn Appliances and the Seller, in which such officers shall state that: (A) the representations and warranties made by it in the other Transaction Documents and this Agreement are true and correct, that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date and (B) since July 31, 2016 there has not occurred any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor, Conn Appliances, or the Seller, except as disclosed to you in writing prior to the date of the Offering Memorandum.
(g)    [Reserved].
(h)    You shall have received, from each of the Depositor, Conn Appliances and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) certificates of good standing, (iii) applicable resolutions and (iv) incumbency certifications for the related entity.
(i)    You shall have received one or more negative assurance letters from Morgan, Lewis & Bockius LLP with respect to the Offering Memorandum in form and substance reasonably satisfactory to the Initial Purchaser.
(j)    The Class C Notes shall be rated “Bsf” by Fitch Ratings, Inc. (“Fitch”), and, to the extent that Fitch expresses an outlook with respect to any such rating, such rating carries a “stable”

or more favorable outlook, and you shall have received a letter dated as of the Closing Date from Fitch, or other evidence satisfactory to you, confirming that the Purchased Notes have such ratings and, if applicable, outlook.
SECTION 8.    Termination. This Agreement shall be subject to termination by notice given by you to the Depositor if (a) after execution and delivery of this Agreement and prior to the Closing Date: (i) trading of any securities of Conn’s, Inc. shall have been suspended on the Nasdaq Stock Market, Inc.; (ii) any securities of Conn’s, Inc. shall have been downgraded, withdrawn, qualified or put on negative watch by any nationally recognized statistical ratings organization; (iii) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the Nasdaq Stock Market, Inc. by the Commission or the Financial Industry Regulatory Authority, Inc.; (iv) any general moratorium on commercial banking activities in New York or Texas shall have been declared by either Federal, New York State or Texas State authorities; (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe and, in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer and sale of the Purchased Notes; or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Initial Purchaser, is material and adverse.
SECTION 9.    Indemnification and Contribution. (b) The Depositor, Conn Appliances and Conn’s, Inc. will, jointly and severally, indemnify and hold harmless the Initial Purchaser, its directors, officers, employees, agents and affiliates, and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred by the Initial Purchaser in connection with defending or investigating any such action or claim) to which it or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Initial Offering Memorandum, the Offering Memorandum or any amendment, exhibit or supplement thereto, or any other Time of Sale Information or the Form ABS-15G, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that none of the Depositor, Conn Appliances or Conn’s, Inc. will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Initial Purchaser Information (as defined below). This indemnity agreement will be in addition to any liability that each of the Depositor, Conn Appliances or Conn’s, Inc. may otherwise have.
(b)    The Initial Purchaser agrees to indemnify and hold harmless the Depositor, Conn Appliances and Conn’s, Inc. and their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls such Persons within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, the Offering Memorandum or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information (as defined below). As used herein, the term “Initial Purchaser Information” means information appearing in Schedule 1 to this Agreement. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 (unless the indemnifying party was materially prejudiced by the failure to give such notice) or otherwise than under this Section 9. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests that may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Depositor, in the case of parties indemnified pursuant to subsection (a), and by the Initial Purchaser, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchaser, on the other, from the offering of the Purchased Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchaser, on the other, in connection with the offering of the Purchased Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the Purchased Notes (before deducting expenses other than the Initial Purchaser Compensation (as defined below)) received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates bear to an amount equal to the excess of (x) the aggregate purchase price received by the Initial Purchaser for the Purchased Notes over (y) the aggregate purchase price paid by the Initial Purchaser for the Purchased Notes (such excess, the “Initial Purchaser Compensation”). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or their affiliates or by the Initial Purchaser, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
(e)    The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the Initial Purchaser Compensation received by the Initial Purchaser exceeds the amount of any damages that the Initial Purchaser otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.
SECTION 10.    [Reserved] .
SECTION 11.    No Bankruptcy Petition. The Initial Purchaser covenants and agrees that, before the date that is one year and one day after the payment in full of all Notes, it will not institute against, or join any other person in instituting against, the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.
SECTION 12.    Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Purchased Notes. If for any reason (other than solely as a result of the gross negligence or other malfeasance of the Initial Purchaser) the purchase of the Purchased Notes by the Initial Purchaser is not consummated, Conn’s, Inc. shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason (other than solely as a result of the gross negligence or other malfeasance of the Initial Purchaser) the purchase of the Purchased Notes by the Initial Purchaser is not consummated, Conn’s, Inc. will reimburse the Initial Purchaser upon demand for all out-of-pocket expenses covered in Section 6 (subject to any applicable limitation contained therein) incurred by the Initial Purchaser in connection with the offering of the Purchased Notes.
SECTION 13.    Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Initial Purchaser, to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010; (b) if to the Depositor, Conn Appliances, Conn’s, Inc. or the Issuer, at 4055 Technology Forest Boulevard, The Woodlands, Texas, 77381.
SECTION 14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.
SECTION 15.    Applicable Law, Waiver of Jury Trial, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to its conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). To the extent permitted by applicable law, each of the parties hereto waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this Agreement or the transactions contemplated hereby. This Agreement represents the entire agreement among the

Depositor, Conn Appliances, Conn’s, Inc. and the Issuer, on the one hand, and the Initial Purchaser, on the other, with respect to the preparation of the Offering Memorandum, the conduct of the offering and the purchase and sale of the Purchased Notes.
SECTION 16.    Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.
SECTION 17.    Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
SECTION 18.    Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 19.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.
SECTION 20.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13 or, if not therein, in the Indenture; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned.
Very truly yours,

CONN APPLIANCES, INC.
By: /s/ Lee Wright
Name: Lee Wright
Title: Executive Vice-President
CONN’S RECEIVABLES FUNDING 2016-A, LLC
By: /s/ Lee Wright
Name: Lee Wright
Title: President
CONN APPLIANCES RECEIVABLES FUNDING, LLC

By: /s/ Lee Wright
Name: Lee Wright
Title: President
CONN’S, INC.
By: /s/ Lee Wright
Name: Lee Wright
Title: Chief Financial Officer

The foregoing Note Purchase Agreement
is hereby confirmed and accepted as of
the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC
By: /s/ Manoj Gupta
Name: Manoj Gupta
Title: Director

Schedule 1

Initial Purchaser Information

The Initial Purchaser Information is as provided below. For the avoidance of doubt, the Initial Purchaser Information shall not include any information with respect to the Class A/B Initial Purchasers or the March Offered Notes or any disclosure relating thereto. In accordance with the Offering Memorandum, “Class C Initial Purchaser” means Credit Suisse Securities (USA) LLC, as Initial Purchaser under this Agreement.

Initial Purchaser Information:
The Class C Initial Purchaser has advised (with respect to the Purchased Notes) the Issuer that it proposes to offer the Purchased Notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Class C Initial Purchaser may effect (with respect to the Purchased Notes) such transactions by selling the Purchased Notes to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Class C Initial Purchaser.

The Class C Initial Purchaser has advised the Issuer that it currently intends to make a market in the Purchased Notes, however, it is not obligated to do so and any market-making activities with respect to the Purchased Notes may be discontinued at any time without notice.

In connection with the offering, the Class C Initial Purchaser may over-allot or engage in covering transactions, stabilizing transactions and penalty bids.